UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CROCS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Crocs, Inc.

6328 Monarch Park Place
Niwot, Colorado 80503

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD JULY 9, 2007

To the Stockholders of Crocs, Inc.:

We will hold the 2007 Annual Meeting of Stockholders of Crocs, Inc. at the Beaver Creek Lodge, 26 Avondale Lane, Beaver Creek, Colorado, on July 9, 2007, at 9:00 a.m. Mountain time.

At the Annual Meeting our Stockholders will be asked to:

1.                Elect three Class II directors;

2.                Approve the Crocs, Inc. 2008 Cash Incentive Plan;

3.                Approve the Crocs, Inc. 2007 Incentive Plan;

4.                Approve the Crocs, Inc. 2007 Equity Incentive Plan;

5.                Approve the amendment to the Restated Certificate of Incorporation of Crocs, Inc. to increase the number of authorized shares of capital stock from 130,000,000 to 255,000,000;

6.                Ratify the selection of Deloitte & Touche LLP as our registered independent accounting firm for fiscal year 2007; and

7.                Consider any other matters that properly come before the meeting and any adjournments.

Only stockholders of record of our common stock at the close of business on May 31, 2007 are entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote.

A list of the stockholders entitled to vote at the meeting will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 6328 Monarch Park Place, Niwot, Colorado 80503.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed proxy promptly and return it in the envelope provided. No postage is required if the proxy card is mailed in the United States. Stockholders who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald R. Snyder President and Chief Executive Officer
Niwot, Colorado
June , 2007

Crocs, Inc.

6328 Monarch Park Place
Niwot, Colorado 80503

2007 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished to stockholders of Crocs, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors. The proxies being solicited will be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on July 9, 2007 at 9:00 a.m., Mountain time, at the Beaver Creek Lodge, 26 Avondale Lane, Beaver Creek, Colorado, or at any postponement or adjournment thereof, for the purpose of voting on proposals as set forth herein as well as other business matters which may arise. This proxy statement and the accompanying proxy card will first be mailed to stockholders on or about June   , 2007.

GENERAL INFORMATION REGARDING ANNUAL MEETING

Record Date

Stockholders of record at the close of business on May 31, 2007, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were                        shares of our common stock outstanding. Each such share is entitled to one vote on each matter submitted to a vote at the Annual Meeting. References to shares of our common stock throughout this proxy statement have not been adjusted to give effect to our previously announced two-for-one stock split in the form of a stock dividend, which will be distributed on June 14, 2007 to holders of record on May 31, 2007.

Quorum Requirements

A quorum is required to conduct the Annual Meeting. A majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present and represented for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker or representative returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked WITHHOLD with respect to the election of directors will be counted as present in determining whether there is a quorum.

Vote Requirements

If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on:

Election of Directors:   A plurality of the shares present in person or by proxy and entitled to vote at the Annual Meeting must be voted FOR a director nominee. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, proxies marked WITHHOLD and broker non-votes will have no impact on the election of directors.

Approval of the amendment to the Restated Certificate of Incorporation:   A majority of the outstanding shares of our common stock must be voted FOR the proposal. Proxies marked ABSTAIN and broker non-votes will have the practical effect of voting against this proposal.

Approval of all other proposals:   A majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposals must be voted FOR the proposals. Proxies marked ABSTAIN will have the practical effect of voting against these proposals. Broker non-votes will have no impact on these proposals.

Your Proxy

Whether or not you are able to personally attend the Annual Meeting, you are encouraged to vote your shares by completing, signing and returning the enclosed proxy card. Shares represented by properly executed proxy cards received by us, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the signed proxy. If no directions are specified, such proxies will be voted FOR each of the proposals and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors and ratification of the independent registered public accounting firm.

Revocation

Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at any time before the proxy is voted at the Annual Meeting by (i) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503 or (ii) voting in person at the Annual Meeting.

Attending the Annual Meeting

You are invited to personally attend the Annual Meeting.

Cost of Proxy Solicitation

We will bear the entire cost of this proxy solicitation. We may reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail or telephone by our directors, officers and other employees, who will receive no additional compensation for such services.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors currently consists of seven members divided into three classes, with each director elected to a three year term. Under our amended and restated bylaws, each of our directors holds office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal. We have divided the terms of office of the directors into three classes. Class I consists of Ronald L. Frasch and Marie Holman-Rao, whose terms will expire at the annual meeting to be held in 2009. Class II consists of Raymond D. Croghan, Michael E. Marks and Richard L. Sharp, whose terms will expire at the Annual Meeting. Class III consists of Thomas J. Smach and Ronald R. Snyder, whose terms will expire at the annual meeting of stockholders to be held in 2008. Messrs. Croghan, Marks and Sharp will all stand for re-election to the board of directors at the Annual Meeting.

Upon recommendation of the governance and nominating committee, the board of directors has nominated Messrs. Croghan, Marks and Sharp for election as Class II directors to serve for a three year term expiring at the 2010 annual meeting of stockholders.

Proxies cannot be voted for more than three nominees. Each of the director nominees has consented to serve for a three year term. We do not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or will not serve for any reason, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board of directors, upon the recommendation of our governance and nominating committee, may select.

Class II Director Nominees

Raymond D. Croghan, age 57, has served as a member of our board of directors since August 2004. Since 1999, Mr. Croghan has been retired. From 1991 to 1999, Mr. Croghan ran Croghan & Associates, Inc., a healthcare information technology consulting firm, which merged with Margolis Health Enterprise to form The TriZetto Group. Mr. Croghan serves on the boards of directors of several privately-held companies, and is a member of the board of trustees at Doane College in Crete, Nebraska.

Michael E. Marks, age 56, has served as a member of our board of directors since August 2004. On January 1, 2006, Mr. Marks joined Kohlberg Kravis Roberts & Co., a private equity firm, as a member of the firm. From January 1994 to January 1, 2006, Mr. Marks served as the Chief Executive Officer of Flextronics International Ltd., a NASDAQ-listed electronics equipment manufacturer. He was appointed Chairman of the Board of Flextronics effective upon his retirement as Chief Executive Officer on January 1, 2006, and he previously served as Chairman of the Board of Flextronics from 1993 to January 2003. Mr. Marks has served as a member of the board of directors of Flextronics since 1991, and also serves as a director of SanDisk Corporation, Schlumberger Limited and Sun Microsystems, Inc.

Richard L. Sharp, age 60, has served as Chairman of our board of directors since April 2005. From 1982 to 2002, Mr. Sharp served in various positions with Circuit City Stores, Inc., a consumer electronics and personal computer retailer, most recently as President from 1984 to 1997, Chief Executive Officer from 1986 to 2000 and Chairman of the Board from 1994 to 2002. He is also a director of Flextronics International Ltd. and Chairman of the Board of Carmax, Inc., the nation’s largest specialty retailer of used cars and light trucks.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL
OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

Information About Continuing Directors

Ronald R. Snyder (Class III), age 50, has served as our Chief Executive Officer since January 2005, was appointed as our President and a director in June 2004, and served as a consultant to our company from October 2003 to June 2004. From March 2004 to December 2004, he was Chief Executive Officer of

Vinci Corporation, a home theater equipment company. From April 2000 to December 2003, Mr. Snyder served as a senior executive with Flextronics International Ltd., a NASDAQ-listed electronics equipment manufacturer, where he was most recently President of the Flextronics Design division. Mr. Snyder joined Flextronics upon its acquisition of The Dii Group, Inc., of which he was a founder and officer and where he had previously led various groups, including manufacturing operations, mergers and acquisitions, and sales and marketing.

Thomas J. Smach (Class III), age 46, has served as a member of our board of directors since April 2005. Since January 2005, Mr. Smach has served as the Chief Financial Officer of Flextronics International Ltd. From April 2000 to December 2004, Mr. Smach served as Senior Vice President—Finance of Flextronics. From 1997 to April 2000, he served as the Senior Vice President, Chief Financial Officer and Treasurer of The Dii Group, Inc. Mr. Smach is a certified public accountant. Mr. Smach serves on the board of directors of ADVA AG Optical Networking.

Ronald L. Frasch (Class I), age 58, has served as Vice Chairman and Chief Merchant of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer, since November 2004. From January 2004 to November 2004, Mr. Frasch was employed by Saks in a non-executive capacity. From April 2000 to January 2004, Mr. Frasch served as Chairman and Chief Executive Officer of Bergdorf Goodman (a subsidiary of Neiman Marcus Group, Inc.) and served as President of GFT North America (a subsidiary of Gruppo GFT, based in Turin, Italy, a global producer, marketer and distributor of fine men’s and women’s clothing, sportswear and furnishings) from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA from 1994 to 1996.

Marie Holman-Rao (Class I), age 58, served as President, Design Services of Limited Brands, Inc., a NYSE-listed specialty retailer, from 1997 to March 2006 and currently serves Limited Brands, Inc. as a consultant. From 1993 until 1997, she served in various management positions at Gap, Inc., including, Executive Vice President, Design, Banana Republic, and President, Banana Republic in 1997. Ms. Holman-Rao also served as Senior Vice President and General Merchandise Manager at Ann Taylor from 1992 until 1993, and Vice President, Creative Development, Sport at Adrienne Vittadini, Inc. from 1989 to 1992. From 1986 to 1989, Ms. Holman-Rao served as President of Perry Ellis.

EXECUTIVE OFFICERS

In addition to Ronald R. Snyder, our President and Chief Executive Officer, whose biographical information is disclosed above under “Information About Continuing Directors,” our executive officers include the following individuals:

Name	Age	Position(s)
John P. McCarvel	50	Chief Operating Officer and Executive Vice President
Peter S. Case	46	Chief Financial Officer, Senior Vice President—Finance and Treasurer
Michael C. Margolis	55	Vice President—Sales & Marketing

John P. McCarvel has served as Chief Operating Officer and Executive Vice President since February 2007 and as our Senior Vice President—Global Operations from October 2005 to February 2007 and served as our Vice President—Asian & Australian Operations from January 2005 to September 2005, after providing consulting services to us during 2004. From October 2001 to January 2005, Mr. McCarvel served as Vice President for the Design, Test and Semiconductor division of Flextronics International Ltd., where he was responsible for building Flextronics’ engineering infrastructure in Asia and growing Flextronics’ business in the region. From 1999 to October 2001, he served as President of U.S. Operations and Senior Vice President of Worldwide Sales and Marketing for Singapore Technology Assembly Test

Services Ltd., a semiconductor services company. He previously worked in executive level positions with Micron Custom Manufacturing Services, Inc. and The Dii Group, Inc.

Peter S. Case has served as our Chief Financial Officer and Treasurer since April 2006 and has served as our Senior Vice President—Finance since February 2006. Mr. Case served as the Executive Vice President, Chief Financial Officer and Treasurer of Ashworth, Inc., a NASDAQ-listed sports apparel and accessories company, from September 2005 to February 2006. From June 2000 to September 2005, Mr. Case served in several executive and managerial positions with Ashworth, including Director of Finance, Vice President of Finance, and Senior Vice President of Finance and Information Technology.

Michael C. Margolis has served as our Vice President—Sales & Marketing since January 2005, and led our sales group as an independent consultant from October 2003 to December 2004. From May 1995 to December 2004, Mr. Margolis was a founder and served as Vice President of Source Solutions, Inc., an apparel and merchandising company. He also successfully founded and ran a number of sporting goods and apparel companies prior to Source Solutions, and has extensive experience establishing and maintaining sales relationships with large retail chains.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 30, 2007 by:

•       each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our voting securities;

•       each current director;

•       each of the named executive officers; and

•       all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the Securities and Exchange Commission’s (“SEC”) rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2007, are deemed to be outstanding and beneficially owned by that person. In addition, shares that are required to be issued by us to any person pursuant a restricted stock award agreement within 60 days of April 30, 2007 are also deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person. The share numbers in the table below have not been adjusted to give effect to our previously announced two-for-one stock split in the form of a stock dividend, which will be distributed on June 14, 2007 to holders of record on May 31, 2007.

Except as indicated in this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Percentage ownership is based on 39,965,682 shares of our common stock outstanding on April 30, 2007. Unless otherwise indicated below, the address for each person who owns more than 5% of our voting securities and for each director and named executive officer listed below is in care of Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percent
5% Stockholders:
Mazama Capital Management, Inc.(1)	4,597,271	11.5%
OppenheimerFunds, Inc.(2)	3,432,340	8.6%
Oppenheimer Global Opportunities Fund(3)	3,000,000	7.5%
George B. Boedecker Jr.(4)	2,234,229	5.7%
Non-Employee Directors:
Raymond D. Croghan(5)	147,830	*
Ronald L. Frasch	—	*
Marie Holman-Rao	—	*
Michael E. Marks(6)	1,349,271	3.4%
Richard L. Sharp(7)	983,529	2.5%
Thomas J. Smach(8)	126,613	*
Named Executive Officers:
Ronald R. Snyder(9)	1,711,770	4.2%
John P. McCarvel(10)	171,796	*
Peter S. Case(11)	120,000	*
Michael C. Margolis(12)	150,744	*
Caryn D. Ellison(13)	59,717	*
All current directors and executive officers as a group (10 persons)(14)	4,849,582	11.7%

                 * Less than 1%

       (1) Based solely on a Schedule 13G filed with the SEC. The address for Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500, Portland, Oregon 97258.

       (2) Based solely on a Schedule 13G filed with the SEC. The address for OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008. The Schedule 13G filed by OppenheimerFunds, Inc. reports that it shares voting and investment power with respect to these shares.

       (3) Based solely on a Schedule 13G filed with the SEC. The address for Oppenheimer Global Opportunities Fund is 6803 South Tucson Way, Centennial, Colorado 80112. The Schedule 13G filed by Oppenheimer Global Opportunities Fund reports that it shares voting and investment power with respect to these shares.

       (4) Based solely on a Schedule 13G filed with the SEC. Shares beneficially owned include 1,587,621 shares owned by the estate of Anthony Kruse, for which Mr. Boedecker serves as personal representative from August 11, 2006. Mr. Boedecker disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address for George B. Boedecker Jr. is 4450 Arapahoe, Suite 100, Boulder, Colorado 80303.

       (5) Shares beneficially owned include 87,608 shares subject to options exercisable within 60 days of April 30, 2007. Also includes an aggregate of 18,480 shares of common stock beneficially owned by two trusts for the benefit of Mr. Croghan’s two daughters. Mr. Croghan’s spouse is the trustee of both trusts and she exercises sole voting and investment power over the shares. Mr. Croghan disclaims beneficial ownership of such shares.

       (6) Shares beneficially owned include 87,608 shares subject to options exercisable within 60 days of April 30, 2007 and 1,157,404 shares beneficially owned by WB Investors, LLC. Mr. Marks is the managing member of WB Investors, LLC and exercises voting and investment power over the shares beneficially owned by WB Investors, LLC.

       (7) Shares beneficially owned include 175,215 shares subject to options exercisable within 60 days of April 30, 2007, 533,099 shares beneficially owned by The RLS Trust dated 9/14/05, 100,000 shares beneficially owned by The RLS 2000 Charitable Remainder Unitrust, 58,405 shares beneficially owned by BES & RS, LLC, 58,405 shares beneficially owned by EGG & RS, LLC, and 58,405 shares beneficially owned by RBG & RS, LLC. Mr. Sharp is the sole trustee of the trusts and is the sole manager of each of BES & RS, LLC, EGG & RS, LLC, and RBG & RS, LLC and he exercises voting and investment power over all of the shares beneficially owned by the trusts and each company. The address for Mr. Sharp is 9020 Stony Point Parkway, #180, Richmond, Virginia 23235.

       (8) Shares beneficially owned include 124,113 shares subject to options exercisable within 60 days of April 30, 2007, 2,500 shares held as custodian for Mr. Smach’s two children and nephew under the New York Uniform Gifts to Minors Act. Mr. Smach exercises voting and investment power over all of these shares.

       (9) Shares beneficially owned include 652,189 shares subject to options exercisable within 60 days of April 30, 2007 and 9,736 shares that will be issued pursuant to a restricted stock award agreement within 60 days of April 30, 2007. Also includes 170,499 shares held in the name of Union Bank of California, custodian f/b/o Ronald R. Snyder, 16,580 shares held by Mr. Snyder’s spouse, Kimberly Snyder, and 43,494 shares beneficially owned by Mr. Snyder’s four minor children and stepchildren under the Colorado Uniform Transfer to Minors Act. Mr. Snyder disclaims beneficial ownership of all shares held by Ms. Snyder.

(10) Shares beneficially owned include 60,043 shares subject to options exercisable within 60 days of April 30, 2007. Also includes 111,753 shares held jointly with his spouse.

(11) Shares beneficially owned include 120,000 shares subject to options exercisable within 60 days of April 30, 2007.

(12) Shares beneficially owned include 122,515 shares subject to options exercisable within 60 days of April 30, 2007. Also includes 200 shares held of record by Mr. Margolis’ daughter, and 28,209 shares held jointly with his spouse. Mr. Margolis disclaims beneficial ownership of the shares held by his daughter.

(13) Shares beneficially owned include 35,043 shares subject to options exercisable within 60 days of April 30, 2007. Also includes 4,674 shares held as custodian for Ms. Ellison’s two minor children under the Colorado Uniform Transfer to Minors Act. Ms. Ellison served as our Chief Financial Officer and Treasurer from November 2004 to April 2006.

(14)   Shares beneficially owned include 474,544 shares of common stock subject to options issued to four non-employee directors and 1,032,776 shares of common stock subject to options or restricted stock award agreements issued to four executive officers and one executive officer’s spouse that are exercisable or issuable within 60 days of April 30, 2007.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Composition

Our board of directors currently consists of seven members divided into three classes, with each director elected to a three year term. Under our amended and restated bylaws, each of our directors holds office until his or her successor has been elected and qualified or until his or her earlier death, resignation, disqualification or removal. We have divided the terms of office of the directors into three classes.

At each annual meeting of stockholders, the successors to directors whose terms expire at such meetings will be elected and will serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. The current number of directors fixed by the board of directors is seven. The number of directors may be changed by resolution of the board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board can be filled by resolution of the board of directors.

NASDAQ rules require that our board of directors have a majority of independent directors. The board of directors has determined that all of the current members of our board of directors except Mr. Snyder are “independent directors” as defined under NASDAQ Rule 4200(a)(15). The board makes a determination regarding the independence of each director annually based on the relevant facts and circumstances. Applying these standards and the independence criteria defined by NASDAQ rules, the board has made a subjective determination as to each independent director that no relationships exist that in the opinion of the board would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

During 2006, the board of directors met six times and acted by written consent on various other occasions. All directors attended 75% or more of the meetings of the board of directors or the committees of the board on which they serve. We encourage, but do not require, our directors to attend the Annual Meeting. Last year one director attended our annual meeting of stockholders.

Stockholders who wish to communicate with the board of directors or with specified individual directors may do so by mailing such written communication to: Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503. The Corporate Secretary will review all correspondence, and will forward to the board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines requires the attention of the board or an individual director. The board or an individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the board or such individual director.

Board Committees

Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors has established the following standing committees:

Audit Committee.   Messrs. Smach (Chairman), Croghan and Frasch are the current members of our audit committee. The audit committee met six times in 2006. The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications and independence of our independent auditors and the performance of our internal audit function. Our audit committee is directly responsible, subject to stockholder ratification, for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The purpose and responsibilities of our audit committee are set forth in the Audit Committee Charter.

All of the members of the audit committee are independent as determined in accordance with NASDAQ rules and relevant federal securities laws and regulations. Our board of directors has determined that Mr. Smach qualifies as an “audit committee financial expert” as defined by the applicable regulations of the SEC.

Compensation Committee.   Our compensation committee consists of Messrs. Marks (Chairman) and Croghan. The compensation committee met eight times in 2006 and acted by written consent on various other occasions. The compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs, including awards under our incentive bonus plan and stock option plan. The compensation committee is also responsible for discussing and reviewing our compensation discussion and analysis with management and including a report to such effect in our proxy statement. The compensation committee sets the Chief Executive Officer’s and the non-employee directors’ compensation and reviews the recommendations of the Chief Executive Officer with respect to compensation of our other executive officers. After reviewing such recommendations, the compensation committee sets the compensation of the other executive officers. Neither the compensation committee nor our management has contracted with a third party consultant for determining the amount or particular form of any executive officer’s compensation, but may seek the advice of such persons in the future. The purpose and responsibilities of our compensation committee are set forth in the Compensation Committee Charter. All of the members of the compensation committee are independent as determined in accordance with NASDAQ rules and relevant federal securities laws and regulations.

Governance and Nominating Committee.   Our governance and nominating committee consists of Mr. Sharp (Chairman) and Ms. Holman-Rao. The governance and nominating committee met once in 2006. The governance and nominating committee assists our board of directors in promoting our best interests and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the governance and nominating committee identifies individuals qualified to become board members and recommends to our board of directors the director nominees for the next annual meeting of stockholders. The governance and nominating committee has engaged a third party search firm to assist it in identifying qualified nominees. The governance and nominating committee also reviews the qualifications and independence of the members of our board of directors and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of our board of directors and its committees. The governance and nominating committee also recommends to our board of directors the corporate governance guidelines and standards regarding the independence of outside directors applicable to us and reviews such guidelines and standards and the provisions of the governance and nominating committee charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any legal or regulatory requirements of NASDAQ. The governance and nominating committee also monitors our board of directors and leads our board of directors in its annual review of our board of directors’ performance.

The purpose and responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter. All of the members of the governance and nominating committee are independent as determined in accordance with the NASDAQ rules.

Director Nomination Process

In identifying potential director candidates, the governance and nominating committee relies on recommendations from a number of sources, including current directors and officers. The governance and nominating committee may also hire outside consultants or search firms or other advisors to assist in identifying director candidates. The governance and nominating committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the governance and nominating committee may do so by submitting a written recommendation to the committee in accordance with the procedures as set forth under “Stockholder Proposals and Nominations for 2008 Annual Meeting.”

In evaluating a candidate for director, the governance and nominating committee considers, among other things, the candidate’s judgment, knowledge, integrity, business and industry experience, and expertise which are likely to enhance our board of director’s ability to manage and direct our affairs and business. The governance and nominating committee also takes into account independence requirements imposed by law or regulations (including the NASDAQ rules). In the case of director candidates recommended by stockholders, the governance and nominating committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

Code of Business Conduct and Ethics and Committee Charters

We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including our principal executive, financial and accounting officers. The Code of Business Conduct and Ethics is posted on our website at www.crocs.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by posting such information on our website. Current copies of our Audit Committee Charter, Compensation Committee Charter and Governance and Nominating Committee Charter are also available on our website at www.crocs.com. Any person may request a copy of the Code of Business Conduct and Ethics or committee charters free of charge by writing: Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503.

Compensation of Directors

The table below summarizes the total compensation paid or earned by each of the non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Raymond D. Croghan	$10,000	$416,264	$3,292,968	$3,719,232
Ronald L. Frasch	10,000	36,357	159,200	205,557
Marie Holman-Rao	10,000	36,357	159,200	205,557
Michael E. Marks	11,250	416,264	3,292,968	3,720,482
Richard L. Sharp	11,250	199,509	5,689,061	5,899,820
Thomas J. Smach	12,250	394,905	5,072,192	5,469,347
George B. Boedecker, Jr.(3)	—	117,130	—	117,130
Mark A. Retzloff	—	168,405	—	168,405
Bradley L. Stoffer	—	168,405	—	168,405

(1)          Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123R and includes amounts from awards granted in and prior to 2006. Assumptions used in the calculations of these amounts are included in Footnote 5 to our Consolidated Financial Statements for the year ended December 31, 2006.

As of December 31, 2006, each non-employee director had the following number of stock options outstanding along with the grant date fair value for the respective grant.

Name	Options Outstanding at December 31, 2006	Grant Date Fair Value
Raymond D. Croghan	10,000	$19.19
Raymond D. Croghan	29,203	7.67
Raymond D. Croghan	116,810	5.91
Ronald L. Frasch	40,000	19.19
Marie Holman-Rao	40,000	19.19
Michael E. Marks	10,000	19.19
Michael E. Marks	29,203	7.67
Michael E. Marks	116,810	5.91
Richard L. Sharp	10,000	19.19
Richard L. Sharp	29,203	14.33
Richard L. Sharp	175,215	5.91
Thomas J. Smach	10,000	19.19
Thomas J. Smach	58,406	14.33
Thomas J. Smach	29,203	6.67
Thomas J. Smach	116,810	5.91
George B. Boedecker, Jr.	—	—
Mark A. Retzloff	7,300	7.67
Mark A. Retzloff	58,404	5.91
Bradley L. Stoffer	—	—

(2)          All of our unvested stock options and restricted stock will vest on a change in control pursuant to individual option or restricted stock award agreements. The calculation of the amount disclosed is based on the number of unvested shares at December 31, 2006 multiplied by the closing price of our common stock on the NASDAQ Global Select Market on December 29, 2006 less the exercise price for stock options.

(3)          Excluded from the table above is severance and insurance payments of $168,000 made in 2006 to Mr. Boedecker in accordance with the terms of the separation and release agreement signed in January 1, 2005. See “Certain Relationships and Related Transactions” for details of payments made and terms of the agreement.

Until October 2006, we granted our non-employee directors options to purchase 116,810 shares of our common stock on their initial election to our board of directors and options to purchase an additional 29,203 shares of our common stock for each year of service. The chairman of the board of directors also received options to purchase an additional 58,405 shares of our common stock on his initial election as chairman. The chairman of the audit committee received options to purchase an additional 29,203 shares of common stock for each year of service. The options were granted at the fair market value of our common stock on the date of grant and have terms of seven years. Each option grant vests in equal annual installments over four years, so long as such person remains a director.

In October 2006, our board of directors approved a new compensation arrangement for non-employee directors to be effective September 1, 2006. Under the new arrangement, directors who are not our employees receive annual cash compensation of $40,000, payable quarterly. Additional annual cash compensation is paid to the chairperson of each committee of the board of directors as follows: $10,000 for the chair of the audit committee and $5,000 for each of the compensation committee chair and the governance and nominating committee chair. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and its committees.

In addition, each new non-employee director will now be awarded options to purchase 40,000 shares of our common stock on their initial election to our board of directors and continuing directors will be awarded options to purchase an additional 10,000 shares of our common stock for each year of service. The chairman of the board of directors will now receive options to purchase an additional 10,000 shares of our common stock on initial election as chairman. The options are granted at the fair market value of our common stock on the date of grant and have a term of seven years. Each option grant vests in equal annual installments over four years, so long as such person remains a director.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of the following five named executive officers (the “NEOs”):

•       Ronald R. Snyder, Chief Executive Officer and President

•       John P. McCarvel, Chief Operating Officer and Executive Vice President

•       Peter S. Case, Chief Financial Officer, Senior Vice President-Finance and Treasurer

•       Michael C. Margolis, Vice President-Sales and Marketing

•       Caryn D. Ellison, Former Chief Financial Officer, was an NEO until April 6, 2006.

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

•       Compensation should be based on individual job responsibility, demonstrated leadership ability, management experience, individual performance and our performance. Employees in positions of leadership and broad responsibility are generally compensated by elements that are linked to our overall performance and stockholder returns.

•       Compensation should reflect the fair market value of the services received. We believe that a fair and competitive pay package for the NEOs is essential to attract and retain talented executives in key positions.

•       Compensation is designed to reward NEOs based on both our short-term and long-term performance. Base pay is tied to individual performance and market conditions for similar positions. Bonuses are tied to achievement of short-term quantitative performance goals that we believe closely correlate to share value. Long-term performance is rewarded through equity-based awards such as stock options, the value of which depends on future share prices, and the realization of which is contingent on satisfaction of vesting schedules requiring continued service with us.

•       Compensation should foster long-term focus. Compensation is designed to align executives’ interests with those of the stockholders. A significant percentage of total compensation is allocated to non-cash compensation as a result of this philosophy. We do not use an exact formula for allocating between cash and non-cash compensation.

The compensation committee forms its judgments regarding the levels and component mix of executive compensation by considering the market competition for executive talent, the risk to an executive inherent in employment with a company that has a relatively short operating history, and our financial goals. Several specific financial metrics were used by the compensation committee in determining the final 2006 compensation for executives include the following:

•       Revenues increased 226.6% to $354.7 million in 2006 from $108.6 million in 2005.

•       Net income increased 278.8% to $64.4 million in 2006 from $17.0 million in 2005.

•       Diluted earnings per share increased 215.7% to $1.61 in 2006 from $0.51 in 2005.

Executive Compensation Procedures

To attain our executive compensation objectives and implement the underlying compensation principles, we follow the procedures described below.

Role of the Compensation Committee.   The compensation committee has responsibility for establishing and monitoring the executive compensation programs and for making decisions regarding the compensation of the NEOs. The agenda for meetings of the compensation committee is determined jointly by the chairman of the compensation committee and the Chief Executive Officer. Compensation committee meetings are held regularly and attended by the Chief Executive Officer. The compensation committee also meets in executive session. The compensation committee sets the Chief Executive Officer’s compensation. The compensation committee also reviews the recommendations of the Chief Executive Officer with respect to compensation of the other NEOs and, after reviewing such recommendations, sets the compensation of the other NEOs. The compensation committee also monitors, administers and approves awards under our various incentive compensation plans for all levels of our employees, including awards under our incentive bonus plan and stock option plan.

The compensation committee relies on its judgment in making compensation decisions after reviewing our performance and evaluating each executive’s performance against established goals, leadership ability and responsibilities, and current compensation arrangements. When setting total compensation for each of the NEOs, the compensation committee reviews the NEO’s current compensation, including equity and non-equity based compensation. The compensation committee also evaluates surveys and other available data regarding the executive compensation programs of comparative companies. The compensation program for NEOs and the compensation committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

Role of Consultants.   Neither the compensation committee nor management has contracted with a third party consultant for determining the amount or particular form of any NEO compensation, but may seek the advice of such persons in the future.

No Employment and Severance Agreements.   The current NEOs do not have employment, severance or change-in-control agreements, although unvested options and restricted stock may become vested on a change in control pursuant to individual option or restricted stock award agreements. The NEOs serve at the will of the board of directors, which enables us to terminate their employment with discretion and to determine the terms of any severance. This is consistent with our performance-based employment and compensation philosophy.

Elements of Compensation

Our executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

•       Base Pay

•       Performance-Based Bonus

•       Long-Term Equity Awards

•       Other Personal Benefits

Our executive compensation program seeks to attract, retain, and motivate exemplary executive talent able to succeed in our fast paced high growth company. Our executive compensation program also seeks to hold our executives accountable and reward them appropriately for successful business results. We are firmly committed to our stockholders and our executive compensation program is structured to align our executives with our stockholders’ interests. To meet each of these objectives, our core executive compensation program encompasses base salaries, annual performance-based incentive compensation, and long-term equity incentive awards. We believe the total compensation opportunities offered to our executives are sufficient to reduce the need for anything other than limited executive perquisites (which are detailed later in this proxy statement) or enhanced benefit programs beyond those that are typically available to all other employees.

The compensation committee does not utilize an exact calculation in determining the break down of NEO compensation between base pay, annual performance-based bonus, and long-term equity awards. However, the compensation committee takes into consideration all forms of compensation and because we are a rapidly growing company, we believe that a substantial portion of each NEOs compensation should be in the form of annual performance-based bonus and equity awards.

Base Pay.   For 2006, the compensation committee established base pay by considering the size of our operations, the responsibilities of the NEO’s and the competitive marketplace for executive talent in similar positions. In general, base pay of the NEOs is set at levels where we are competitive with our market peers of the S&P 600 Footwear Index (“Peers”), with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses should our performance warrant the NEO to receive performance bonuses. The compensation committee sets the base pay of the Chief Executive Officer. Base pay for other NEOs is set by the compensation committee after reviewing the recommendation of the Chief Executive Officer. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility and other factors.

Performance-Based Bonuses.   We maintained a performance-based bonus program (the “2006 Bonus Plan”) for our NEOs. Under the 2006 Bonus Plan, NEOs were eligible to receive cash bonuses, contingent on the attainment during that year of our predetermined performance goals.

In an effort to encourage achievement of our performance objectives, the amount of bonus paid to the NEOs for the year was set at a level which the compensation committee believes was in excess of our Peers. The combination of base pay and performance-based bonuses was intended to result in an aggregate rate of salary and bonus compensation exceeding competitive, market standards when we exceeded the performance objectives set by the compensation committee. The compensation committee believes that a compensation plan exceeding competitive, market standards offered NEOs additional incentive to outperform our market peers.

Under the 2006 Bonus Plan, the targeted bonus amount for each NEO was expressed as a percentage of the NEO’s base pay. The compensation committee determined the minimum, target and maximum bonus levels for the NEOs. The target bonus level for the NEOs in 2006 were between 50% and 100% of base pay and were contingent on us achieving diluted earnings per share of $0.78, excluding share-based compensation expense. The maximum bonus levels for NEO’s in 2006 were between 90% and 200% and were contingent on us achieving diluted earnings per share of $0.98, excluding share-based compensation expense.

The full amount of the targeted bonus was earned by the NEOs only if we met the targeted financial objectives approved by the compensation committee. If we exceeded or failed to meet the targeted financial objectives set by the compensation committee, the amount of bonuses paid to the NEOs would be increased or decreased, as applicable. For NEOs, the 2006 financial targets were based on our diluted earnings per share, with the exception of Michael Margolis’s incentive bonus where 75% was contingent on us achieving revenues of at least $240 million for the year ended December 31, 2006. The diluted earnings per share targets were established by the compensation committee based on our internal forecast for the year. The payment of target bonuses to the NEOs in 2006 were made quarterly based on quarterly results, because those results were in line with the target bonus level performance objectives. Any unpaid earned bonuses are paid soon after the close of the fiscal year to which the bonuses relate, once the compensation committee has determined the amount actually earned and payable. For 2006, our performance entitled the NEOs to the maximum bonus levels under the 2006 Bonus Plan.

The compensation committee and board of directors have discretion to depart from the formula in approving the bonus and increase or decrease bonuses after general results are known. In addition to bonuses paid under the 2006 Bonus Plan, the compensation committee approved a discretionary bonus for the NEO’s due to operating results that significantly exceeded the maximum bonus level performance objectives. The discretionary bonuses approved ranged between 25% and 100% of base pay. The percentages were determined by the compensation committee based on the extent to which our operating results exceeded the maximum bonus level performance objectives and the estimated contribution and responsibility of the individual NEO. Bonuses earned under the 2006 Bonus Plan and discretionary bonuses are reported under the headings “Non-Equity Incentive Plan Compensation” and “Bonuses,” respectively, in the Summary Compensation Table below.

In March 2007, the compensation committee approved the 2007 Bonus Plan with several differences in calculation from the 2006 Bonus Plan. The 2007 Bonus Plan is still based on the achievement of diluted earnings per share. However, instead of the target objective based on the internal forecast for the year, the plan is based on achieving earnings per share growth of between 10% to 175% over our fully diluted earnings per share for the year ended December 31, 2006. The 2007 Bonus Plan awards a bonus expressed as a percentage of 2007 base salary ranging from 25% to 800% depending on the particular executive and the growth rate achieved. If we do not reach the minimum earnings per share target of 10%, the NEOs will not be eligible for bonuses under the plan. The percentages were determined by the compensation committee based on the estimated contribution and responsibility of the individual NEO. The compensation committee also took into consideration the inherent employment risk accepted by an officer of a rapidly growing company with a limited operating history.

Long-Term Equity Awards.   Discretionary long-term equity awards, in the form of stock options and restricted stock, are granted at the compensation committee’s discretion to the NEOs annually in order to provide long-term performance-based compensation, to encourage the NEOs to continue their employment throughout the vesting periods of the awards, to align management and stockholder interests, and to retain executives through the vesting periods. In making such awards, the compensation committee considers grant size and the appropriate combination of equity-based awards in making NEO grant decisions. The amount of long-term equity awards granted to NEOs in 2006 was based on the compensation committee’s assessment of each NEO’s expected future contributions and award levels of our market peers. We intend to grant long-term equity awards at the compensation committee meeting held in connection with our annual meeting of stockholders or meetings held at the conclusion of each year. In 2006, the grant was made on February 7, in conjunction with our initial public offering. In 2007, the compensation committee approved stock option grants in January and February for the NEOs, as listed below:

Name and Principal Position	2007 Stock Option Awards: Number of Securities Underlying Options (#)	2006 Stock Option Awards: Number of Securities Underlying Options (#)
Ronald R. Snyder	175,000	467,240
John P. McCarvel	125,000	60,043
Peter S. Case	40,000	120,000
Michael C. Margolis	30,000	—

We compared our long-term equity award program for 2006 against the equity-based compensation programs of our market peers to assist in determining both the structure and amount of awards to be made in 2007. The compensation committee believes that the awards made to NEOs in 2007 were made at levels consistent with those of our market peers and the anticipated contribution and responsibility of the NEO in future years.

Options are granted with an exercise price equal to the closing price per share on the date of grant and vest over four-years with the first year a “cliff” basis and monthly vesting for the remaining three years. Beginning in 2006, we did not grant options with an exercise price below 100% of the trading price of the underlying shares of common stock on the date of grant or grant options that are priced on a date other than the date of grant. Stock options only have economic value to the grantee to the extent the market price of the underlying shares on the exercise date exceeds the exercise price. Accordingly, options provide compensation only if the underlying share price increases over the option term and the NEO’s employment continues until the vesting date. In 2006, the compensation committee only granted stock option awards as the component of equity compensation. The compensation committee believes the granting of stock options with an exercise price equal to the market value on the date of grant represents a preferred method of equity incentive compensation when compared to stock awards because the value of the award to the NEO is based solely on future increases in the market value of our stock.

Other Benefits.   Other benefits are provided to the NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table below. The compensation committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading “All Other Compensation,” are reasonable, competitive and consistent with our overall executive compensation program. Those benefits consist principally of employer-paid premiums on health insurance and country club dues.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer during a tax year or to any of the company’s four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that the meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based on performance criteria approved by the company’s stockholders).

The compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. In certain situations, the compensation committee may approve compensation that does not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock option grants in 2006 were intended to constitute “qualified performance-based compensation” under Section 162(m). Our 2006 annual performance bonuses, however, were not “qualified performance-based compensation.”

Summary Compensation Table

The following summary compensation table indicates the cash and non-cash compensation paid to our Chief Executive Officer, and Chief Financial Officer, our two other most highly compensated executive officers and our former Chief Financial Officer collectively referred to as the NEOs during our fiscal year ended December 31, 2006. The compensation described in this table does not include benefits that are generally available to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ronald R. Snyder Chief Executive Officer and President(2)	2006	$500,000	500,000	$344,937	$1,603,296	$1,000,000	$10,711	$3,958,944
John P. McCarvel Chief Operating Officer and Executive Vice President	2006	275,000	220,000	460,333	132,655	440,000	—	1,527,988
Peter S. Case Chief Financial Officer, Senior Vice President—Finance and Treasurer(3)	2006	249,000	82,500	—	258,034	230,000	10,116	829,650
Michael C. Margolis Vice President—Sales & Marketing	2006	231,000	57,500	66,185	475,992	230,000	—	1,060,677
Caryn D. Ellison Vice President—Finance(4)	2006	200,000	50,000	177,601	77,421	150,000	—	655,022

(1)             Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123R and includes amounts from awards granted in and prior to 2006. Assumptions used in the calculations of these amounts are included in Footnote 5 to our Consolidated Financial Statements for the year ended December 31, 2006.

(2)             All other compensation represents $6,179 for incremental healthcare premiums paid by the company on behalf of the employee and $4,521 for golf club membership fees. We cover 100% of the healthcare premiums for certain executives, a benefit that is not offered to other employees.

(3)             Mr. Case began his employment with us on February 6, 2006, as such the compensation disclosed is only for the period from February 6, 2006 to December 31, 2006. All other compensation represents $6,179 for incremental healthcare premiums paid by the company on behalf of the employee and $3,937 for golf club membership fees. We cover 100% of the healthcare premiums for certain executives, a benefit that is not offered to other employees.

(4)             On April 4, 2006, Ms. Ellison changed roles from Vice President of Finance and Chief Financial Officer to Vice President of Finance.

Grants of Plan-Based Awards Table

The table below summarizes the options granted during the year ended December 31, 2006 to each of the NEOs listed in the Summary Compensation Table.

	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option
Name	Date	Target ($)	Maximum ($)	(#)	($/Sh)	Awards(2)
Ronald R. Snyder	2/7/2006	$500,000	$1,000,000	467,240	$21.00	$4,784,817
John P. McCarvel	2/7/2006	220,000	440,000	60,043	21.00	614,876
Peter S. Case	2/7/2006	165,000	230,000	120,000	21.00	1,228,872
Michael C. Margolis	—	115,000	230,000	—	—	—
Caryn D. Ellison	2/7/2006	100,000	150,000	35,043	21.00	358,861

(1)          Awards represent possible payments under our 2006 Bonus Plan. Payments are based on specified target levels of diluted earnings per share, as described in the Compensation Discussion and Analysis. The actual amounts earned for fiscal year 2006 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Executives must have been employed on the date the payments were made to have been eligible for a payment. The target payments were based on achieving the target level of performance with ranges from 50% to 100% of salary. The maximum payments were based on the plan maximum, which ranges from 75% to 200% of salary.

(2)          Grant date fair value for stock options was determined pursuant to FAS 123R. Assumptions used in the calculations of these amounts are included in Footnote 5 to our Consolidated Financial Statements for the year ended December 31, 2006.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements

We have entered into employment agreements with Mr. Case and Ms. Ellison as set forth below.

On February 2, 2005, we entered into an at-will employment arrangement with Mr. Case, our Chief Financial Officer, Senior Vice President—Finance, and Treasurer, pursuant to which we paid Mr. Case a monthly salary of $22,917, as well as a performance based bonus target of $41,250 per quarter, prorated for the first quarter. Under the terms of the arrangement, on February 7, 2006, we granted Mr. Case options to purchase 120,000 shares of our common stock at $21.00 per share, which was the initial public offering price of our common stock and the fair market value of our common stock at the time of grant.

On October 18, 2004, we entered into an at-will employment arrangement with Caryn Ellison, our Vice President—Finance. The arrangement called for Ms. Ellison to be compensated at a rate of $16,000 per month and provides that we will pay six months severance in the event Ms. Ellison’s employment is terminated by us.

Awards

On February 7, 2006, the compensation committee granted stock option awards to several of our NEOs. The awards vest one-fourth after the first anniversary of the grant date with the remainder vesting in 36 equal and successive monthly installments after the applicable initial vesting date.

No other restricted stock or stock options were awarded to NEOs in the year ended December 31, 2006, however, we issued shares of our common stock pursuant to the vesting terms of restricted stock awards made prior to 2006.

Salary and Bonus in Proportion to Total Compensation

In 2006, our NEOs received less than 57% of their total compensation reported in the Summary Compensation Table in the form of base salary and cash incentive awards. As noted in “Compensation Discussion and Analysis” above, we believe that a substantial portion of each NEOs compensation should be in the form of equity awards. Our compensation committee believes that our current program substantially aligns our NEOs compensation with our peers, while also permitting our compensation committee to provide incentives to the NEOs to pursue performance that increases stockholder value. Please see “Compensation Discussion and Analysis” for a description of the objectives of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes the unexercised options and unvested stock awards as of December 31, 2006 for each of the NEOs listed in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ronald R. Snyder	467,240	(2)	—	$21.00	2/7/2016	102,228	(4)	$4,416,250
	467,240	(3)		1.02	8/31/2011
John P. McCarvel	60,043	(5)	—	21.00	2/7/2016	78,029	(6)	3,370,810
Peter S. Case	120,000	(7)	—	21.00	2/7/2016	—		—
Michael C. Margolis	151,685	(8)	—	5.69	7/31/2015	—		—
Caryn D. Ellison	35,043	(9)	—	21.00	2/7/2016	116,810	(10)	5,046,192

       (1) Options awarded from inception through September 20, 2006 under the Plan are exercisable immediately on the date grant with the exception of 233,624 shares granted to members of the board of directors. In order to preserve the vesting provisions of the options, the shares of our common stock underlying options that are exercised early are subject to a repurchase right by us at the lower of exercise price or fair market value of the underlying stock at the date of repurchase.

       (2) None of the shares of our common stock underlying options from this grant were vested at December 31, 2006. 116,811 shares of our common stock underlying the options vested on January 1, 2007 and the remainder of the shares will vest and will no longer be subject to repurchase in equal monthly installments over the 36 months beginning February 1, 2007.

       (3) 262,823 of the shares of our common stock underlying options from this grant were vested at December 31, 2006. The remainder of the shares of our common stock underlying the options will vest and will no longer be subject to repurchase in equal monthly installments over the 21 months, beginning January 1, 2007.

       (4) The shares from this grant vest and will be issued in equal monthly installments over the 21 months, beginning January 1, 2007.

       (5) None of the shares of our common stock underlying options from this grant were vested at December 31, 2006. 15,012 shares of our common stock underlying the options vested on January 1, 2007 and the remainder of the shares will vest and will no longer be subject to repurchase in equal monthly installments over the 36 months beginning February 1, 2007.

       (6) The shares from this grant will vest and will be issued on July 1, 2007.

       (7) None of the shares of our common stock underlying options from this grant were vested at December 31, 2006. 30,000 shares of our common stock underlying the options vested on February 1, 2007 and the remainder of the shares will vest and will no longer be subject to repurchase in equal monthly installments over the 36 months beginning March 1, 2007.

       (8) 5,835 of the shares of our common stock underlying options from this grant were vested at December 31, 2006. The remainder of the shares of our common stock underlying options will vest and will no longer be subject to repurchase in equal monthly installments over the 24 months beginning January 1, 2007.

       (9) None of the shares of our common stock underlying options from this grant were vested at December 31, 2006. On January 1, 2007, 8,762 shares of our common stock underlying options vested and the remainder of the shares will vest and will no longer be subject to repurchase in equal monthly installments over the 36 months beginning February 1, 2007.

(10) The shares from this grant will vest and will be issued on October 1, 2007.

Option Exercises and Stock Vested Table

The table below summarizes the options exercised and stock awards vested during the year ended December 31, 2006 for each of the named executive officers listed in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald R. Snyder	—	$—	58,416	$1,671,915
John P. McCarvel	—	—	77,796	1,956,569
Peter S. Case	—	—	—	—
Michael C. Margolis	128,660	4,762,130	78,029	1,962,429
Caryn D. Ellison	—	—	116,810	3,965,700

Potential Payments on Terminations or Change-In-Control

Our NEOs do not have employment contracts or any special guaranteed payments due on retirement, with the exception of Ms. Ellison. However, based on the terms of our stock option and restricted stock awards, all awards have an acceleration clause that provides that all unvested outstanding equity grants will immediately vest in the event of a change-in-control. The following table summaries potential payments on termination or change-in-control at December 31, 2006.

	Termination for Cause		Change-In-Control
Name	Stock Options Unvested and Accelerated	Severance(1)	Stock Options and Awards Unvested and Accelerated ($)(2)	Severance
Ronald R. Snyder	—	—	23,410,466	—
John P. McCarvel	—	—	4,703,764	—
Peter S. Case	—	—	2,664,000	—
Michael C. Margolis	—	—	5,470,834	—
Caryn D. Ellison	—	$100,000	5,824,147	—

(1)          Based on our employment arrangement with Ms. Ellison, we will pay six months severance in the event Ms. Ellison’s employment is terminated by us.

(2)          All of our stock options and restricted stock becomes vested on a change in control pursuant to individual option or restricted stock award agreements. The calculation of the amount disclosed is based on the number of unvested shares at December 31, 2006 multiplied by the closing price of our common stock on the NASDAQ Global Select Market on December 29, 2006 less the exercise price for stock options.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions with management, the compensation committee recommended to the board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Michael E. Marks, Chairman
Raymond D. Croghan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

On January 1, 2005, we entered into a separation and release agreement with George B. Boedecker, Jr., relating to his resignation as our Chief Executive Officer. In exchange for certain releases granted by Mr. Boedecker, we agreed to pay him a severance amount of $600,000, less all legally required deductions and withholdings, in 16 equal quarterly installments at the beginning of each calendar quarter for a four year period. The agreement provides that Mr. Boedecker is entitled to participate in our standard medical benefits package until December 31, 2009, and that Mr. Boedecker is entitled to a reimbursement of business expenses he incurred before January 1, 2005. In accordance with the terms of the agreement, Mr. Boedecker remained on our board of directors, but there is no agreement requiring us to nominate him to the board in any future period. Mr. Boedecker resigned from our board of directors in May 2006.

Under the terms of the separation and release agreement, on April 1, 2005, we entered into a distribution agreement with Crocodile Distribution, LLC, an entity controlled by Mr. Boedecker, which granted Crocodile Distribution the exclusive rights to distribute our products in Mexico, the Dominican Republic, Costa Rica and, to the extent it complies with United States law in the future, Cuba. The initial term of the agreement is 10 years from July 1, 2005 and it is renewable on a non-exclusive basis for an additional five year term. The exclusivity portion of the agreement may be terminated by us if Crocodile Distribution fails to purchase certain minimum amounts of our products. Crocodile Distribution will receive a discount from our standard wholesale list price for the purchase of our products. In addition, on July 1, 2005, we entered into a kiosk agreement with Crocodile Kiosk, LLC, an entity controlled by Mr. Boedecker, which granted Crocodile Kiosk exclusive rights to license or sell certain crocs-related franchises to third parties. The license or franchise rights will give the licensee or franchisee the right to establish retail kiosks in airport locations. The term of the license agreement is 10 years but the termination of the kiosk agreement will not have an effect on a licensee’s or franchisee’s right to operate the kiosk for a term of up to 15 years. If Crocodile Kiosk fails to license or franchise a minimum number of kiosks during the term, the agreement will become non-exclusive. In 2006, we recognized $2.3 million of revenue related to these agreements.

In May 2005, we subleased an office building from Flextronics USA, Inc. Two of our directors, Messrs. Marks and Sharp, also serve as directors of Flextronics and Mr. Smach serves as its Chief Financial Officer. We paid Flextronics $215,000 and $91,000 for lease payments and common area maintenance charges for the years ended December 31, 2006 and 2005, respectively. This lease expired on March 31, 2007. We paid $40,000 in lease payments in 2007.

Policy on Transactions with Related Persons

Our audit committee has adopted a written policy which requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or their immediate family members, have a material interest be approved or ratified by the audit committee if the amount involved exceeds $100,000. The full board of directors reviews ordinary course of business transactions in which directors have an interest as part of the board’s annual director independence review. In determining whether to approve or ratify any such transaction, the audit committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties.

All transactions disclosed above were reviewed and approved or ratified in accordance with this policy.

Director and Officer Indemnification

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our company, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and beneficial owners of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Those persons are required to furnish us with copies of these reports. Based solely on copies of reports we have received and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of more than 10% of our common stock were timely made in 2006, except for one late Form 4 filed by John P. McCarvel reporting a sale transaction.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with the company’s management and Deloitte & Touche LLP, the company’s independent registered public accounting firm. Management is primarily responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee has also discussed with Deloitte & Touche LLP its independence.

Based on its reviews and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee:

Thomas J. Smach (Chairman)
Raymond D. Croghan
Ronald L. Frasch

Securities Authorized for Issuance under Equity Compensation Plans

As shown in the table below, as of December 31, 2006, we reserved 4,542,718 shares of common stock for future issuance on exercise of outstanding options under equity compensation plans.

	Number of Securities to be Issued on Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans, Excluding Securities Available in First Column
Equity compensation plans approved by stockholders(1)	3,577,902	$19.88	1,352,873	(3)
Equity compensation plans not approved by stockholders(2)	964,816	1.16	—
Total	4,542,718	15.91	1,352,873

(1)          On April 27, 2005, our board of directors adopted the 2005 Equity Incentive Plan, referred to as the 2005 Plan. On January 10, 2006, our board of directors amended the 2005 Plan to increase the number of shares of our common stock available for issuance under the 2005 Plan from 5,840,500 shares to 7,008,600 shares. The 2005 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees, and nonstatutory stock options, restricted stock, performance units, and other stock based awards to our employees, directors, and consultants.

(2)          Represents non-plan stock options granted to our officers, directors and employees prior to the adoption of the 2005 Equity Incentive Plan.

(3)          Includes 441,098 shares of common stock reserved for issuance under our 2005 Plan to employees and consultants in the future under restricted stock award agreements.

PROPOSAL 2—APPROVAL OF THE CROCS, INC. INCENTIVE PLAN

The Crocs, Inc. 2008 Cash Incentive Plan is designed to:

•       advance our interests by promoting our pay for performance philosophy;

•       attract and retain key employees; and

•       stimulate the efforts of such employees toward the continued success and growth of our business.

Introduction

On May 2, 2007, our board of directors approved the Crocs, Inc. 2008 Cash Incentive Plan (the “2008 Incentive Plan”). At that time, our board of directors directed that the 2008 Incentive Plan be submitted to our stockholders for approval at the Annual Meeting. If the stockholders approve the 2008 Incentive Plan, it will be effective as of January 1, 2008. A copy of the 2008 Incentive Plan is attached to this proxy statement as Appendix A, and this discussion is qualified in its entirety by reference to the full text of the 2008 Incentive Plan.

Our stockholders are being asked to approve the adoption of the 2008 Incentive Plan in order to preserve our federal income tax deduction for incentive compensation paid to our executive officers based on the attainment of established performance goals. We generally seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable.

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1,000,000 paid in any fiscal year to certain “covered employees” unless such compensation is considered “performance-based” in accordance with Section 162(m) and its implementing regulations published by the Treasury Department. Each of our executive officers is currently a “covered employee”. Cash bonuses and incentive payments will qualify as performance-based compensation if:

•       they are payable solely on account of the attainment of one or more objective performance goals;

•       the performance goals are determined by a compensation committee comprised solely of outside directors at a time when the achievement of the goals is still substantially uncertain;

•       the material terms under which the bonuses are to be paid, including the nature of the performance goals, are approved by the stockholders; and

•       the compensation committee certifies that the performance goals and other material terms have been satisfied before the bonuses are paid.

Our board of directors maintains a compensation committee comprised solely of outside directors with a view toward satisfying the requirements of Section 162(m), and we have structured the 2008 Incentive Plan in a manner intended to comply with the requirements of Section 162(m). The 2008

Incentive Plan is now being submitted to our stockholders for their approval so that we will be able to qualify compensation paid to our executive officers under the 2008 Incentive Plan as performance-based compensation and deduct the entire amount of such compensation paid.

Description of the 2008 Incentive Plan

The significant features of the 2008 Incentive Plan are described below.

Administration

Our compensation committee, all of whose members are outside directors, will administer the 2008 Incentive Plan. The compensation committee will have the authority to grant awards upon such terms, not inconsistent with the terms of the 2008 Incentive Plan, as it considers appropriate. In addition, the compensation committee will have complete authority to interpret all provisions of the 2008 Incentive Plan, to adopt, amend, and rescind rules and regulations pertaining to the administration of the 2008 Incentive Plan, and to make all other determinations necessary or advisable for the administration of the 2008 Incentive Plan, and to reduce or eliminate, in its discretion, the amount of any award otherwise payable under the 2008 Incentive Plan.

Eligibility

All of our employees, who currently number approximately 2,900, will be eligible to participate under the 2008 Incentive Plan. Our compensation committee determines which employees will be participants under the 2008 Incentive Plan. However, the criteria for participation may change in subsequent years. Other annual or short-term bonus arrangements will be made available to employees who are not considered “covered employees” for purposes of Section 162(m).

Performance Measures

Participants will receive awards under the 2008 Incentive Plan whose payout will be contingent upon the degree of attainment of specified performance measures over the applicable performance period. The performance measures are set by our compensation committee at the start of each performance period and are based on one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels.

Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a change from preceding performance periods, as a percentage of another criteria, or as a comparison to the performance of specified companies or other external measures, and may relate to corporate, group, unit, division, affiliate or individual performance.

Performance Periods

A performance period is the measure of time specified by our compensation committee over which the degree of attainment of the specified performance measures will be measured.

Payment of Awards

All awards under the 2008 Incentive Plan for a performance period will be paid in cash following the end of such performance period and our compensation committee’s certification of the degree to which applicable performance measures were attained. The maximum individual award payment that can be made under the 2008 Incentive Plan may not exceed $2 million for a quarterly performance period or the corresponding multiple of that amount for any performance period that is more than one quarter in duration.

Termination of Employment

Except as otherwise provided below, no award for a performance period will be paid to a participant who is not actively employed by us at the end of the performance period. If a participant’s employment ends during a performance period, our compensation committee has the discretion to approve payment to the participant, or his or her beneficiaries, of a pro rata portion of the award payment the participant would have received but for the fact that the participant’s employment ended.

Amendment and Termination

Our compensation committee or board of directors may amend, suspend or terminate the 2008 Incentive Plan from time to time. An amendment will be subject to the approval of our stockholders only if such approval is necessary to maintain the 2008 Incentive Plan in compliance with Section 162(m) or other applicable laws and regulations.

Federal Income Tax Consequences

All cash award payments made under the 2008 Incentive Plan are taxable to the participant when made. The 2008 Incentive Plan has been designed to comply with Section 162(m) such that all award payments under the 2008 Incentive Plan will qualify as performance-based compensation and, therefore, we will be entitled to claim a federal income tax deduction for the full amount of any cash award paid under the 2008 Incentive Plan.

New Plan Benefits

The specific individuals who will be granted awards under the 2008 Incentive Plan and the type and amount of any such awards will be determined by the compensation committee, subject to limits on the maximum amounts that may be awarded to any individual, as described above. Accordingly, future awards to be received by or allocated to particular individuals under the 2008 Incentive Plan are not presently determinable.

The approval of the 2008 Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

PROPOSAL 3—APPROVAL OF THE CROCS, INC. 2007 INCENTIVE PLAN

The Crocs, Inc. 2007 Incentive Plan (“2007 Incentive Plan”), is designed to:

•       encourage teamwork and individual performance by providing annual incentive compensation based on our diluted earnings per share;

•       advance our interests by attracting and retaining key executives; and

•       reward contributions made by the our Chief Executive Officer and other executive officers in optimizing long-term value to our stockholders by connecting a portion of each such executive’s total potential cash compensation to the attainment of objective our financial goals.

Effective March 30, 2007, our board of directors approved the 2007 Incentive Plan. At that time, our board of directors directed that the 2007 Incentive Plan be submitted to our stockholders for approval at the Annual Meeting. If the stockholders approve the 2007 Incentive Plan, it will be effective as of March 30, 2007.

Our stockholders are being asked to approve the adoption of the 2007 Incentive Plan in order to preserve our federal income tax deduction for incentive compensation paid to our executive officers based on the attainment of established performance goals. We generally seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable.

As described in Proposal 2, Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1,000,000 paid in any fiscal year to certain “covered employees” unless such compensation is considered “performance-based” in accordance with Section 162(m) and its implementing regulations.

Our board of directors maintains a compensation committee comprised solely of outside directors with a view toward satisfying the requirements of Section 162(m), and have set the awards under the 2007 Incentive Plan in a manner intended to comply with the requirements of Section 162(m). The 2007 Incentive Plan is now being submitted to our stockholders for their approval so that we will be able to qualify compensation paid to our executive officers under the 2007 Incentive Plan as performance-based compensation and deduct the entire amount of such compensation paid. The payment of the awards to our executive officers described below are contingent upon receipt of stockholder approval for the 2007 Incentive Plan.

Description of the 2007 Incentive Plan

Our four current executive officers, including our Chief Executive Officer, are eligible to receive cash bonus payments under the 2007 Incentive Plan. No other employees are eligible to participate in the 2007 Incentive Plan. The bonus levels under the 2007 Incentive Plan expressed as a percentage of 2007 base salary range from 25% to 800% based on achieving earnings per share growth of 10% to 175% in the year ending December 31, 2007 over our earnings per share for the year ended December 31, 2006. If we do not reach the minimum earnings per share target the executive officers will not be eligible for bonuses under the plan. To the extent we adopt a deferred compensation plan, any bonus amount exceeding a set amount of the executive officer’s 2007 base salary will be treated as deferred compensation and each executive officer will vest in such amount over a three year period.

Set forth below are the expected target and maximum incentive awards that were determined by the compensation committee for our Chief Executive Officer and the other executive officers in 2007 if we meet all established target performance levels.

New Plan Benefits
2007 Incentive Plan

Name and Position	Maximum
Ronald R. Snyder, Chief Executive Officer and President	$6,400,000
John P. McCarvel, Chief Operating Officer	$2,560,000
Peter S. Case, Chief Financial Officer, Senior Vice President—Finance and Treasurer	$1,440,000
Michael Margolis, Vice President—Sales & Marketing	$1,200,000
Executive officers as a group	$11,600,000

The approval of the 2007 Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

PROPOSAL 4—APPROVAL OF THE CROCS 2007 EQUITY INCENTIVE PLAN

Introduction

On May 2, 2007, our board of directors, upon recommendation of the compensation committee of the board, approved the Crocs, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). At that time, our board of directors directed that the 2007 Plan be submitted to our stockholders for approval at the Annual Meeting.

The 2007 Plan is similar to our prior 2005 Plan, although it contains certain new or revised terms, including:

•       No more than 1,500,000 of shares of our common stock reserved for issuance under the 2007 Plan may be issued in the form of “full value” share awards, which are awards other than stock options and stock appreciation rights.

•       Repricing of stock options and stock appreciation rights is prohibited without stockholder approval.

•       Awards that are not subject to the satisfaction of performance measures, such as restricted stock awards and stock options, must have a minimum vesting period of three years, except in limited circumstances.

•       Awards that are subject to the satisfaction of performance measures, such as performance units, must have a performance period of at least one year.

•       Awards will generally terminate immediately if a participant’s employment is terminated for cause.

•       Shares tendered to us or retained by us in settlement of an award may not become available again for issuance under the 2007 Plan because we have prohibited liberal share counting provisions.

Consistent with our prior equity compensation plans, the 2007 Plan continues to provide the following terms:

•       All stock options must be issued at fair market value; as a result, the 2007 Plan prohibits discounted awards.

•       Our compensation committee, consisting of independent directors, administers the 2007 Plan.

In addition, because the vesting and payout of awards under the 2007 Plan may be conditioned upon the satisfaction of performance measures specified in the 2007 Plan, such awards are intended to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) regarding the deductibility of executive compensation that is “performance-based.” We are therefore seeking approval from stockholders of the performance measures set forth in the 2007 Plan.

Summary of the 2007 Plan

The 2007 Plan will be effective when approved by our stockholders at the Annual Meeting. A copy of the 2007 Plan is attached to this proxy statement as Appendix B, and this discussion is qualified in its entirety by reference to the full text of the 2007 Plan.

Purpose of the 2007 Plan

The purpose of the 2007 Plan is to promote our interests by aligning the interests of participants in the 2007 Plan with those of our stockholders; provide participants with incentive to put forth maximum efforts for our continued growth and success; and assist us in attracting, motivating and retaining the best available individuals.

Administration

The 2007 Plan will be administered by our compensation committee. The compensation committee has the authority to establish, amend and waive rules relating to the 2007 Plan and to determine the identity of participants, the timing and amount of any awards and other terms and conditions of awards. The compensation committee may delegate its responsibilities under the 2007 Plan to members of our management or to others with respect to the selection and grants of awards to employees who are not deemed to be officers, directors or 10% stockholders under applicable federal securities laws.

The regulations under Section 162(m) require that the directors who serve as members of the compensation committee must be “outside directors.” The 2007 Plan provides that directors serving on the compensation committee are to be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the compensation committee directors who are (i) our current employees or an affiliate, (ii) our former employees or an affiliate receiving compensation for past services, other than benefits under a tax-qualified retirement plan, (iii) our current and former officers or an affiliate, (iv) our directors currently receiving direct or indirect remuneration or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.

Eligibility

All of our employees and those of our affiliates are eligible to receive awards under the 2007 Plan. We currently have approximately 2,900 employees. Awards other than incentive stock options (see “Types of Awards” below) also may be awarded by the compensation committee to individuals who are not employees but who provide services to us or our affiliates in the capacity of a non-employee director or an independent contractor.

Number of Shares Available for Issuance under 2007 Plan

The total number of shares of our common stock available for distribution under the 2007 Plan is 4,500,000, subject to adjustment for future stock splits, stock dividends and similar changes in the our capitalization. This number of shares has not been, but will be, adjusted to give effect to our previously announced two-for-one stock split in the form of a stock dividend, which will be distributed on June 14, 2007 to holders of record on May 31, 2007. Any shares of our common stock subject to an award under the 2007 Plan that is forfeited or expires or terminates unexercised or unearned, that is settled in cash or other property, or otherwise does not result in the issuance of shares of common stock, may again be used for an award under the 2007 Plan; provided that the gross number of shares with respect to which a stock appreciation right has been exercised may not again be awarded under the 2007 Plan if such exercise is settled in shares.

The maximum number of shares that may be the subject of awards other than options and stock appreciation rights is 1,500,000, while the maximum number of shares that may be issued pursuant to incentive stock options is 4,500,000. The aggregate number of shares subject to options and/or stock appreciation rights granted during any calendar year to any one participant shall not exceed 500,000. The aggregate number of shares subject to restricted stock and/or restricted stock unit awards granted during any calendar year to any one participant shall not exceed 500,000. These share numbers have not been, but will be, adjusted to give effect to our previously announced two-for-one stock split in the form of a stock dividend, which will be distributed on June 14, 2007 to holders of record on May 31, 2007. The closing sale price of a share of our common stock on the NASDAQ Global Select Market on May   , 2007 was $       per share.

Types of Awards

The types of awards that may be granted under the 2007 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the compensation committee, but in no event may the term of an award be longer than ten years after the date of grant.

In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the 2007 Plan are as follows:

Incentive and Non-Qualified Stock Options.   Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the compensation committee may determine but not less than 100% of the fair market value (as defined in the 2007 Plan) of a share of our common stock as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant; however, if no sale of our stock occurred on that date, we will use the closing price on the next preceding date on which a sale of our stock occurred. Stock options may be granted and exercised at such times as the compensation committee may determine, except that, unless applicable federal tax laws are modified, the aggregate fair market value of the shares our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 2007 Plan and any other plan we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

The purchase price payable upon exercise of options may be paid in cash, or, if the compensation committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

Stock Appreciation Rights.   The value of a stock appreciation right granted to a recipient is determined by the appreciation in our common stock, subject to any limitations upon the amount or percentage of total appreciation that the compensation committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a base price specified by the compensation committee at the time the right is granted. The base price specified by the compensation committee must be at least 100% of the fair market value (determined as described above) of the specified number of shares of our common stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option.

Performance Units.   Performance units entitle the recipient to payment in amounts determined by the compensation committee based upon the achievement of specified performance measures during a specified term. With respect to recipients who are “covered employees” under Section 162(m) of the Code, the performance measures are set by our compensation committee at the start of each performance period and are based on one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels.

Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a change from preceding performance periods, as a percentage of another criteria, or as a comparison to the performance of specified companies or other external measures, and may relate to corporate, group, unit, division, affiliate or individual performance. No participant may receive awards of performance units relating to more than 500,000 shares in any year under the 2007 Plan.

Payments with respect to stock appreciation rights and performance units may be paid, as determined by the compensation committee, in cash, shares of our common stock, or a combination of cash and shares.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.   Our common stock granted to recipients may contain such restrictions as the compensation committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the compensation committee, provide the participant with dividends and voting rights prior to vesting. Restricted stock unit awards entitle the recipient to receive a number of shares of our common stock equal to the number of units awarded (or the fair market value of such shares in cash) following the lapse of any forfeiture conditions and the satisfaction of any performance measures that may be imposed by the compensation committee. The compensation committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock, and phantom securities.

No Grants of Reload Options.   The 2007 Plan prohibits the issuance of “reload” options, which involve the automatic grant of a new option when the payment of the exercise price of the original option, or the payment of tax withholdings, is made through the delivery to us of shares held by such optionee.

Acceleration of Awards, Lapse of Restrictions

Consistent with the terms of the 2007 Plan, the compensation committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant’s award agreement, or otherwise in the compensation committee’s discretion, which may include, without limitation, acceleration resulting from a “change of control” or a “fundamental change” (as those terms are defined in the 2007 Plan), or the participant’s death, disability, or retirement.

Duration, Adjustments, Modifications, Terminations

The 2007 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and us on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the compensation committee, unless any such amendment is determined by the compensation committee to be materially adverse to the participant and not required as a matter of law. No amendment shall reduce the exercise price of, or “reprice,” any outstanding award, without stockholder approval.

The 2007 Plan will remain in effect until the tenth anniversary of its effectiveness, which will occur upon stockholder approval, or such earlier date on which the 2007 Plan is terminated. The 2007 Plan also gives the board of directors the right to amend, modify, terminate or suspend the 2007 Plan, except that amendments to the 2007 Plan are subject to stockholder approval if needed to comply with the NASDAQ rules.

In the event of any “equity restructuring” within the meaning of FAS 123R, such as a stock dividend or a stock split, the 2007 Plan requires the compensation committee to adjust the number and type of shares available for awards or subject to outstanding awards, and the exercise or strike price of such awards. In the event of any other change in corporate capitalization, which may include a merger or consolidation, the compensation committee has the discretion to make such equitable adjustments similar to those described above as it deems appropriate to prevent enlargement or diminution of participants’ rights. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a “change of control.” Under the 2007 Plan, the compensation committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of a “fundamental change” (defined as certain dissolutions, liquidations, mergers, consolidations, statutory share exchanges, or other similar events involving us).

Federal Tax Considerations

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2007 Plan.

Incentive Stock Options.   A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2007 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options.   A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 2007 Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Stock Appreciation Rights and Performance Units.   Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.

Restricted and Unrestricted Stock; Restricted Stock Units.   Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.

Withholding.   The 2007 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the compensation committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

New Plan Benefits

The specific individuals who will be granted awards under the 2007 Plan and the type and amount of any such awards will be determined by the compensation committee, subject to annual limits on the maximum amounts that may be awarded to any individual, as described above. Accordingly, future awards to be received by or allocated to particular individuals under the 2007 Plan are not presently determinable.

The approval of the 2007 Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.

PROPOSAL 5—APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CROCS, INC. TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 130,000,000 TO 255,000,000.

On May 2, 2007, our board of directors approved a two-for-one stock split of our common stock in the form of a stock dividend to be distributed on June 14, 2007 to stockholders of record on May 31, 2007. The board of directors also approved an amendment of our Restated Certificate of Incorporation (the “Restated Certificate”) to increase our authorized capital stock from 130,000,000 shares, of which 125,000,000 are common stock and 5,000,000 are preferred stock, to 255,000,000 shares, of which 250,000,000 would be common stock and 5,000,000 would be preferred stock. At that time, our board of directors directed that the amendment to our Restated Certificate be submitted to our stockholders for approval at the Annual Meeting. This increase would be effected by amending Section 1 of Article IV of the Restated Certificate to read as follows in its entirety:

“Section 1. Authorization.   The Corporation shall be authorized to issue 255,000,000 shares of capital stock, of which 250,000,000 shares shall be shares of Common Stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares shall be shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).”

The additional shares will be used both to replenish the shares used to implement the stock split and to authorize shares of common stock to be used for general corporate purposes. The board of directors considers it desirable to have additional authorized shares of capital stock available for possible future stock offerings, acquisitions, stock awards and options, stock dividends or stock splits and for other general corporate purposes. Authorization of additional shares of capital stock will allow the board of directors to move promptly to issue additional shares, if appropriate opportunities should arise, without the delay and expense of calling a special meeting of stockholders.

We have no current plans, arrangements or understandings regarding the issuance of any of the additional shares of capital stock for which authorization is sought, and there are no negotiations pending with respect to the issuance thereof for any purpose. If the stockholders approve the increase in the authorized number of shares of capital stock, the additional shares may be issued at such time and on such terms and conditions as the board of directors may determine without further approval by the stockholders. Stockholders do not have preemptive rights with respect to the current authorized capital stock.

Stockholders should be aware that the increase in our authorized capital stock could have an anti-takeover effect since new shares could be issued to dilute the stock ownership of a person attempting to acquire control of us. The proposed increase has not, however, been proposed for an anti-takeover-related purpose, and the board of directors has no current knowledge of any current efforts by a third party to effect a change in our control.

The approval of the amendment to the Restated Certificate requires the affirmative vote of the majority of the outstanding shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5.

PROPOSAL 6—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Deloitte & Touche LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2007. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2005. We are not required to submit this appointment to the stockholders for approval but our board of directors believes it is desirable as a matter of policy.

If the stockholders do not ratify this appointment, the audit committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the aggregate fees we paid to Deloitte & Touche LLP, our independent registered public accounting firm, and other member firms of Deloitte Touche Tohmatsu and their respective affiliates, which we refer to collectively as Deloitte entities, for professional services provided during 2006 and 2005. All fees paid to the Deloitte entities were pre-approved by the Audit Committee, which concluded that the provision of such services by the Deloitte entities was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting, respond to appropriate questions, and be given an opportunity to speak.

	2006	2005
Audit fees(1)	$851,767	$977,710
Audit-related fees	—	—
Tax fees(2)	138,597	65,763
All other fees	—	—
Total fees	$990,364	$1,043,473

(1)          Audit fees relate to professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, such as: (i) comfort letters, consents and other audit services related to SEC and other regulatory filings; and (ii) accounting consultation related to the audit.

(2)          Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting and tax planning.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6.

STOCKHOLDERS SHARING THE SAME ADDRESS

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC’s “householding” rules. These householding rules permit the delivery of only one set of proxy solicitation materials to stockholders who share the same address, unless otherwise requested. Any stockholder of record who shares an address with another stockholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge and/or request future delivery of separate materials upon writing the Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503 or calling 303-848-7000. Likewise, any stockholder of record who shares an address with another stockholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing the Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503 or calling 303-848-7000.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2008 ANNUAL MEETING

Any proposal of a stockholder intended to be included in our proxy statement for the 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules, must be received by us no later than        , 2008, unless the date of our 2008 annual meeting is more than 30 days before or after July 9, 2008, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503.

In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2008 annual meeting, we must receive timely notice of the nomination or business in writing by the close of business not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which notice of the date of the annual meeting was made public.

OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of the our management or board of directors on such matters, including any matters dealing with the conduct of the meeting.

Appendix A

CROCS, INC.

2008 CASH INCENTIVE PLAN

1.   Purpose.   The purpose of the Crocs, Inc. 2008 Cash Incentive Plan (the “Plan”) is to advance the interests of Crocs, Inc. (“Crocs”) and its stockholders by promoting Crocs’s pay for performance philosophy, attracting and retaining key employees of Crocs and its subsidiaries, and stimulating the efforts of such employees toward the continued success and growth of Crocs’s business. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.   Definitions.   When the following terms are used with capital letters in this Plan, they will have the meanings indicated:

(a)   “Award” means an annual incentive award which, subject to the terms and conditions prescribed by the Committee, entitles a Participant to receive a cash payment from the Company in accordance with Section 3.

(b)   “Board” means the Board of Directors of Crocs.

(c)   “Code” means the Internal Revenue Code of 1986, as amended.

(d)    “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

(e)   “Company” means Crocs and its subsidiaries.

(f)    “Covered Officer” means any Participant whose compensation, in the Performance Period for which the annual incentive is calculated, is subject to the compensation expense deduction limitations set forth in Section 162(m) of the Code.

(g)    “Eligible Employee” means any employee of the Company.

(h)    “Participant” means an Eligible Employee designated by the Committee to participate in the Plan as provided in Section 3.1. Designation by the Committee as a Participant for a specific Performance Period or series of Performance Periods does not confer on the Participant the right to participate in the Plan for any other Performance Periods.

(i)    “Performance-Based Compensation” means an Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

(j)    “Performance Measures” means one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. In addition, for any Award to a Participant who is not a Covered Officer or that is not intended to constitute Performance-Based Compensation, Performance Measures may include, alone or in combination with any of the foregoing Performance Measures, any other measure of performance as determined by the Committee. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a change from preceding Performance Periods, as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate (including such direct and indirect subsidiaries of the Company as the Committee may determine or on such consolidated basis as the Committee may determine), group, unit, division, affiliate or individual performance.

(k)       “Performance Period” means the period of time specified by the Committee over which the degree of attainment of specified Performance Measures will be measured.

3.   Awards.

3.1   Allocation of Awards.   Prior to the earlier of (i) 90 days following the commencement of a Performance Period or (ii) the passage of 25 percent of the duration of such Performance Period, the Committee will designate such Eligible Employees as it deems appropriate to participate in the Plan for such Performance Period. The Committee’s designation of an Eligible Employee as entitled to participate in the Plan may be for a single Performance Period, or for a fixed or indefinite series of future Performance Periods, in its discretion. A designation for more than one Performance Period shall be subject to the Participant’s continued employment by the Company, and may be rescinded at any time as to future Performance Periods by the Committee. Awards may be granted to a Participant in such amounts and on such terms as may be determined by the Committee. At the time an Award is made, the Committee will specify the terms and conditions that will govern the Award, which will include that the Award will be earned only upon, and to the extent that, the applicable Performance measures as described in Section 3.2 are satisfied over the course of the applicable Performance Period. Different terms and conditions may be established by the Committee for different Awards and for different Participants.

3.2   Performance Measures.   The payment of an Award will be contingent upon the degree of attainment of such Performance Measures over the applicable Performance Period as are specified by the Committee. Performance Measures for any Performance Period will be established by the Committee prior to the earlier of (i) 90 days following the commencement of the Performance Period or (ii) the passage of 25 percent of the duration of the Performance Period. The Committee may, in its discretion, modify the Performance Measures applicable to a Performance Period if it determines that as a result of changed circumstances, such modification is required to reflect the original intent of such Performance Measures. However, no such modification may be made to the extent it would increase the amount of compensation that would otherwise be payable to any Participant who is a Covered Officer.

3.3   Maximum Amount of Awards.   No Participant who is a Covered Officer shall be entitled to receive an Award payment for any Performance Period that exceeds $2,000,000 for a quarterly Performance Period or the corresponding multiple of that amount for any Performance Period that is more than one quarter in duration.

3.4   Adjustments.   The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the amount of an Award otherwise payable to any Participant for any reason. No reduction in the amount of an Award payable to any Participant shall increase the amount of an Award payable to any other Participant.

3.5   Payment of Awards.   Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the Performance Measures were attained and the Awards payable to Participants. Each Participant shall receive payment in cash of the Award as soon as practicable following the Committee’s determination and certification made pursuant to this Section 3.5.

4.   Administration.

4.1   Authority of Committee.   The Committee shall administer this Plan. The Committee shall have exclusive power, subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee shall have the authority to interpret this Plan and any Award made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

4.2   Indemnification.   To the greatest extent permitted by law, (i) no member or former member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members or former members of the Committee shall be entitled to indemnification by the Company against and from any loss incurred by such members by reason of any such actions and determinations.

5.   Effective Date of the Plan.   The Plan shall become effective as of January 1, 2008; provided that this Plan is approved and ratified by Crocs’s stockholders before such date. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

6.   Right to Terminate Employment.   Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of a Participant with or without cause.

7.   Tax Withholding.   The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

8.   Amendment, Modification and Termination of the Plan.   The Board or Committee may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award to any Participant which has not been paid. Amendments are subject to approval of Crocs’s stockholders only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

9.   Unfunded Plan.   The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. No Participant shall, by virtue of this Plan, have any interest in any specific assets of the Company.

10.   Other Benefit and Compensation Programs.   Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company shall be construed as creating any limitation on the power of the Board or Committee to adopt such other incentive arrangements as it may deem appropriate. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular recurring compensation for purposes of the termination, indemnity or severance pay law of any state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines otherwise.

11.   Governing Law.   To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Colorado and construed accordingly.

12.   Other Provisions.

12.1   Non-transferability.   Participants and beneficiaries shall not have the right to assign, pledge or otherwise dispose of any part of an Award under this Plan.

12.2   Termination of Employment.   Except as otherwise provided in this section, no Award shall be paid to a Participant who is not actively employed by the Company as of the end of the applicable Performance Period. If a Participant’s employment with the Company ends during a Performance Period, the Committee may, in its discretion, determine that the Participant (or his or her beneficiaries) shall be paid a pro rata portion of the Award payment that the Participant would have received but for the fact that the Participant’s employment ended. Any such pro rated Award payment will be paid at the same time as other Award payments with respect to the applicable Performance Period.

Appendix B

CROCS, INC.

2007 EQUITY INCENTIVE PLAN

1.     Purpose.   The purpose of the Crocs, Inc. 2007 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by aligning the interests of employees and others who are selected to be Participants with those of the Company’s stockholders, providing Participants with a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates, and assisting the Company in attracting, motivating and retaining the best available individuals for service to the Company.

2.     Definitions.   The capitalized terms used in the Plan have the meanings set forth below.

(a)   “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

(b)   “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.

(c)   “Award” means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Cause” means (i) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any Affiliate; (ii) an act or acts of dishonesty undertaken by the Participant resulting in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant ‘s employment, which failure is demonstrably deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; (iv) any failure by the Participant to materially conform to the Company’s Code of Business Conduct and Ethics; or (v) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.

(f)    “Change of Control” means one of the following:

(1)   a majority of the directors of the Company shall be persons other than persons

(i)    for whose election proxies shall have been solicited by the Board, or

(ii)   who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships;

(2)   35% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes of Control pursuant to this Section 2(f)(2):

(i)    any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or

(ii)   any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or

(iii)  any acquisition or beneficial ownership by a parent entity of the Company (after giving effect to the merger or statutory shore exchange) or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, directly or indirectly of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange that complies with Section 2(f)(3)(i)(A), (B) and (C) or the exception in Section 2(f)(3)(ii) in all respects;

(3)   the Company consummates

(i)    a merger of the Company with or into another entity, other than a merger in which:

(A)  the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 50% of, respectively, the then outstanding common stock and the then outstanding voting power of the voting securities (or comparable equity interests) of the surviving entity in the merger or its direct or indirect parent entity in substantially the same proportions (except for those exercising statutory dissenters’ rights) as their ownership of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to the merger,

(B)  if voting securities of the direct or indirect parent entity of the Company (after giving effect to the merger) are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), and

(C)  no individual, entity or group (other than a direct or indirect, parent entity that, after giving effect to the merger, directly or indirectly through one or more wholly owned subsidiaries, beneficially owns 100% of the outstanding voting securities of the entity resulting from the merger) beneficially owns, directly or indirectly, immediately after the merger, 35% or more of the voting power of the outstanding voting securities or the outstanding common stock of the entity (or comparable equity interests) resulting from the merger.

(ii)   an exchange, pursuant to a statutory exchange of Outstanding Company Voting Securities held by stockholders of the Company immediately prior to the exchange, of shares of one or more classes or series of Outstanding Company Voting Securities for cash, securities or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (1) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and the Outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 50% of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interests) of such parent entity, and (2) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or

(iii)  a sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

(4)   the stockholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding anything herein stated, no Change of Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A of the Code.

(g)   “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.

(h)   “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1, each member of which shall be (i) an independent director within the meaning of Rule 4200(15) of the Nasdaq Marketplace Rules, (ii) considered a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

(i)    “Company” means Crocs, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(j)    “Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

(k)   “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(m)  “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan, the closing sale price of a Share on the Nasdaq Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on that date or, if no sale of the Company’s Shares occurred on that date, on the next preceding day on which a sale of Shares occurred. If the Shares are not then listed and traded upon the Nasdaq Global Select Market or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

(n)   “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(o)   “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(p)   “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422.

(q)   “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f).

(r)    “Non-Employee Director” means a member of the Board who is not an Employee.

(s)    “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(t)    “Option” means a right to purchase a number of Shares at a specified price.

(u)   “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(v)   “Performance-Based Compensation” means an Award to a “covered officer” (as defined in Section 162(m)(3) of the Code) that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.

(w)  “Performance Period” means the period of time as specified in an Agreement over which Performance Units or any other Award subject to Performance Measures are to be earned.

(x)   “Performance Measures” means any measures of performance established by the Committee in connection with the grant of an Award. In the case of any such grant intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

(y)   “Performance Unit” means the right to receive the Fair Market Value of one Share upon the achievement of specified levels of one or more Performance Measures in accordance with an Award granted under Section 11.

(z)   “Plan” means this Crocs, Inc. 2007 Equity Incentive Plan, as amended and in effect from time to time.

(aa) “Restricted Stock” means Shares issued in accordance with an Award granted under Section 7 so long as the retention and/or vesting of such Shares remains subject to conditions or restrictions.

(bb) “Restricted Stock Unit” means a derivative security provided in accordance with an Award granted under Section 8 which represents the right to receive, in cash and/or Stock as determined by the Committee, the Fair Market Value of one Share, and the retention, vesting and/or settlement of which is subject to conditions or restrictions.

(cc) “Retirement” means termination of an Employee’s employment, other than for Cause, at or after age 65.

(dd) “Share” means a share of Stock.

(ee) “Stock” means the common stock, no par value, of the Company.

(ff)   “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares in accordance with an Award granted under Section 10.

(gg) “Subsidiary” means a “subsidiary corporation” as that term is defined in Code Section 424(f) or any successor provision.

(hh) “Successor” means the legal representative of an incompetent Participant, or if the Participant is deceased means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(ii)   “Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

3.     Administration and Indemnification.

(a)   Administration.

(1)   The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards; (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan; (iii) prescribe and amend the terms of Agreements evidencing Awards; and (iv) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(2)   Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(3)   To the extent within its discretion and subject to Sections 16 and 17, the Committee may amend the terms and conditions of any outstanding Award.

(4)   It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(a)(4), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(5)   The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

(6)   In order to facilitate compliance with the applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have Employees or non-employee consultants and advisors, and notwithstanding any other provision of this Plan, the Committee shall have the power and authority to (i) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan or to receive any type of Award hereunder; (ii) determine which non-U.S.-based Affiliates or operations may participate in the Plan; (iii) modify the terms and conditions of any Awards made to such individuals or with respect to such non-U.S.-based Affiliates or operations; and (iv) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction.

(b)   Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.     Shares Available Under the Plan.

(a)   Subject to adjustment pursuant to Section 17, the number of Shares that may be granted under the Plan shall not exceed 4,500,000, of which not more than 1,500,000 Shares may be the subject of Awards other than Options and Stock Appreciation Rights. The Shares issued under the Plan may come from authorized and unissued shares or treasury shares.

(b)   Any Shares subject to that portion of an Award which, for any reason, is forfeited or expires or terminates unexercised or unearned may again be used for future Awards.

(c)   Any Shares subject to an Award settled in cash or other property in lieu of Shares may again be used for future Awards.

(d)   For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(1)   Each Award shall initially be deemed to involve the grant of the maximum number of Shares in which the particular Award is denominated.

(2)   If a Stock Appreciation Right has been exercised and settled in Shares, the gross number of Shares with respect to which such exercise occurred shall be deemed granted and may not again be the subject of Awards under the Plan.

(3)   To the extent an Award is paid or settled in some other security, it shall be deemed to have involved the grant of the number of Shares in which that portion of the Award was denominated.

(4)   Where the number of Shares available under the Award is variable on the Grant Date, the number of Shares granted shall be deemed, prior to the settlement of the Award, to be the maximum number of Shares that could be received under that particular Award.

(5)   Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, such joint Awards shall be deemed to involve the grant of the maximum number of Shares available under the largest single Award.

(6)   Shares tendered or withheld in payment of an Option exercise price or to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan.

(7)   Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan.

(e)   No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(g)   The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be 4,500,000, which limit will be subject to adjustment under Section 17 to the extent such adjustment is consistent with adjustments permitted of a plan authorizing the grant of incentive stock options under Code Section 422. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 500,000. The aggregate number of Shares subject to Restricted Stock and/or Restricted Stock Unit Awards granted during any calendar year to any one Participant shall not exceed 500,000. The foregoing limits shall be subject to adjustment under Section 17, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Code Section 162(m).

5.     Eligibility.   Participation in the Plan shall be limited to (i) Employees, (ii) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director, and (iii) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall be contingent upon such individual becoming an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity, including as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company shall be deemed a termination of employment for purposes of the Plan.

6.     General Terms of Awards.

(a)   Amount of Award.   Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.

(b)   Vesting and Term.   Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine, subject to the following limitations:

(1)   an Award that is not subject to the satisfaction of Performance Measures may not fully vest or become fully exercisable earlier than three years from the Grant Date; and

(2)   the Performance Period of a Performance Unit or other Award subject to Performance Measures may not be shorter than one year.

The limitations in clauses (1) and (2) above will not, however, apply in the following situations: (i) an Award made to attract a key executive to join the Company; (ii) upon a Change of Control; (iii) termination of employment due to death, Disability or Retirement; (iv) Restricted Stock or Restricted Stock Units issued in exchange for other compensation; (v) a substitute Award granted pursuant to Section 20; and (vi) Awards issued to Non-Employee Directors.

(c)   Transferability.   Except as provided in this Section, (i) during the lifetime of a Participant, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award, and (ii) no Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

(d)   Termination of Employment.   Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment with the Company and all of its Affiliates, the following provisions shall apply:

(1)   Options and Stock Appreciation Rights.

(i)    Death or Disability.   If a Participant’s employment terminates because of death or Disability before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award). The unexercisable portion of such Award shall terminate at the date of termination of employment

(ii)   Retirement.   If the employment of a Participant who is an Employee terminates because of Retirement before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award). The unexercisable portion of such Award shall terminate at the date of termination of employment.

(iii)  Cause.   If a Participant’s employment is terminated for Cause, all Awards to the Participant will terminate immediately upon such termination.

(iv)  Termination for Other Reasons.   If a Participant’s employment terminates for any reason other than death, Disability, Retirement or Cause, then the unexercisable portion of any Award of an Option or Stock Appreciation Right held by such Participant shall terminate at the date of termination of employment, and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant’s employment (but not after the scheduled expiration date of such Award) if the Participant is not a Non-Employee Director, and shall remain exercisable until the scheduled expiration of the Award if the Participant is a Non-Employee Director.

(2)   Performance Units.   If a Participant’s employment with the Company and all of its Affiliates terminates during a Performance Period because of death, Disability or Retirement, the Participant shall be entitled to a payment of Performance Units at the end of the Performance Period based upon the extent to which achievement of Performance Measures was satisfied at the end of such period and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6(d)(2) or in the applicable Agreement, if a Participant’s employment terminates with the Company and all of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

(3)   Restricted Stock and Restricted Stock Unit Awards.   If a Participant’s employment with the Company and all of its Affiliates terminates because of death, Disability or Retirement, a pro rata portion of any outstanding Award of Restricted Stock or Restricted Stock Units shall immediately vest. The portion of the Award that will vest will involve that number of Shares or Units which, when combined with the number of Shares or Units subject to the Award that have previously vested, will represent the same ratio to the total number of Shares or Units subject to the original Award as the portion of the scheduled vesting period of the Award during which the Participant was employed by the Company and its Affiliates bears to the scheduled vesting period. The portion of any Award of Restricted Stock or Restricted Stock Units that does not vest as provided in the preceding sentence will terminate at the date of the Participant’s termination of employment, and any Shares of Restricted Stock will be forfeited to the Company.

(e)   Rights as stockholder.   Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

(f)    Performance-Based Awards.   Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 162(m) of the Code and the then current regulations of the Secretary of the Treasury.

7.     Restricted Stock Awards.

(a)   An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of such Shares and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b)   Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legend with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement. Any book-entry shall be accompanied by a similar legend.

(c)   Upon the vesting of Restricted Stock and the corresponding lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.

(d)   Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

8.     Restricted Stock Unit Awards.   An Award of Restricted Stock Units under the Plan shall be subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of Restricted Stock Units and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine. Following the vesting of a Restricted Stock Unit Award, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.

9.     Stock Options.

(a)   Terms of All Options.

(1)   An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the Grant Date (except as provided in Section 20).

(2)   The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(3)   Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(4)   Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(b)   Incentive Stock Options.   In addition to the other terms and conditions applicable to all Options:

(1)   The aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(2)   An Incentive Stock Option shall not be exercisable more than 10 years after its Grant Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

(3)   An Incentive Stock Option shall not be exercisable more than one year after termination of the Participant’s employment with the Company and its Affiliates if such termination is due to the

Participant’s death or Disability, or more than three months after termination of the Participant’s employment if such termination is due to any other reason.

(4)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

(5)   No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option is not exercisable after the date five years from its Grant Date.

10.   Stock Appreciation Rights.   An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the Grant Date of the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11.   Performance Units.

(a)   Initial Award.

(1)   An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination thereof, as determined by the Committee, based upon the achievement of specified levels of one or more Performance Measures. The Agreement may provide that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

(2)   Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Measures have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

(3)   No Participant may receive Awards of Performance Units relating to more than 500,000 Shares in any year under this Plan.

(b)   Acceleration and Adjustment.   The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant upon the occurrence of certain events, which may include a Change of Control, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, Disability or Retirement or, with respect to payments in Shares, a reclassification, stock dividend, stock split or stock combination as provided in Section 17. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.   Other Awards.   The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

13.   Effective Date and Duration of the Plan.

(a)   Effective Date.   The Plan shall become effective on the date it is approved by the requisite vote of Company’s stockholders at the 2007 Annual Meeting of Stockholders or any adjournment thereof.

(b)   Duration of the Plan.   The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16, or the tenth anniversary of the date of stockholder approval of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

14.   Plan Participation and Employment Status.

(a)   Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)   Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

15.   Tax Withholding.   The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

16.   Amendment and Termination of the Plan and Agreements.

(a)   Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or amend the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the Nasdaq Global Select Market or other applicable laws or regulations require stockholder approval of such amendment.

(b)   No termination, suspension, or amendment of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or amendment, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17 does not adversely affect these rights. Except as provided in Section 17, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is approved by the Company’s stockholders.

17.   Adjustment for Changes in Capitalization.   In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), referred to as “FAS 123R”) that causes the per Share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS No. 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

18.   Fundamental Change.   In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)   if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)   at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

19.   Dividends and Dividend Equivalents.   An Award may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

20.   Corporate Mergers, Acquisitions, Etc.   The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

21.   Unfunded Plan.   The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

22.   Limits of Liability.

(a)   Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)   Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a)(2) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

23.   Compliance with Applicable Legal Requirements.   No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the

Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

24.   Deferrals and Settlements.   The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

25.   Other Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

26.   Beneficiary Upon Participant’s Death.   To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

27.   Requirements of Law.

(a)   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Annual Meeting Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

A.   Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
Raymond D. Croghan	☐	☐
Michael E. Marks	☐	☐
Richard L. Sharp	☐	☐

B.    Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
1. Approval of the Crocs, Inc. 2008 Cash Incentive Plan	☐	☐	☐
2. Approval of the Crocs, Inc. 2007 Incentive Plan	☐	☐	☐
3. Approval of the Crocs, Inc. 2007 Equity Incentive Plan	☐	☐	☐
4. Approval of the amendment to the Restated Certificate of Incorporation of Crocs, Inc. to increase the number of authorized shares of capital stock from 130,000,000 to 255,000,000	☐	☐	☐
5. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007	☐	☐	☐

6.            In their discretion, to transact other business as may properly come before the meeting or any postponement or adjournment thereof

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise.

Note: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Name:_____________________    Date:_____________

Proxy - Crocs, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 9, 2007

The undersigned hereby appoints Ronald R. Snyder and Peter S. Case, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Crocs, Inc. (the “Company”), to be held at the Beaver Creek Lodge, Beaver Creek, Colorado, on July 9, 2007 at 9:00 a.m., Mountain time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of common stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no specific direction is given, this proxy will be voted FOR each of the proposals.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)